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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 24, 1996 on the consolidated financial statements of Union Bank and subsidiaries for the year ended December 31, 1995 (not presented herein), included in Form 8-K of UnionBanCal Corporation and subsidiaries, in Registration Statement File No. 33-3-3040 and Amendment No. 1 to Registration Statement Nos. 333-67579, 333-67581, 333-67581-01, 333-67581-02,
333-67581-03 and 333-67581-04 on Form S-3 and Registration Statement File Nos. 33-3-3042, 33-3-3044 and 33-3-27987 on Form S-8. It should be noted that we have not audited any financial statements of Union Bank and subsidiaries subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
January 7, 1999